Exhibit 10.3

Schedule of Optionees and Material Terms

of Amended and Restated Option Agreements

Optionees	Shares	Grant Date	Expiration Date	Exercise Price

Patrick M. Flynn	15,000	2/1/2005	2/1/2015	34.00

Eldon D. Dietterick	12,000	2/1/2005	2/1/2015	34.00

Richard T. Frey	9,000	2/1/2005	2/1/2015	34.00

Mark Daubert	6,000	2/1/2005	2/1/2015	34.00

Carl V. Kerstetter	3,000	2/1/2005	2/1/2015	34.00

Cynthia A. Barron	6,000	2/1/2005	2/1/2015	34.00

Christine A. Liebold	1,000	2/1/2005	2/1/2015	34.00

Note: The options vest in three equal annual installments, commencing on February 1, 2006.